EXHIBIT 99.1




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                                  NEWS RELEASE


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        DATE:           October 26, 2005        5:00 p.m. E.S.T.
        CONTACT:        James L. Saner, Sr.  President and CEO
                        MainSource Financial Group  812-663-0157

                        James H. Greiner     President
                        HFS Bank, F.S.B.  219-942-1175 Ext. 303


                 MainSource Financial Group and HFS Bank, F.S.B.
                          Announce Definitive Agreement

     MainSource Financial Group, Inc., Greensburg, Indiana (Nasdaq: MSFG) ("MainSource"), and HFS Bank, F.S.B., Hobart, Indiana (OTC: HFSK) ("HFS"), today jointly announced that they have entered into a definitive agreement to merge HFS into a newly-formed subsidiary of MainSource.

     The Agreement provides that shareholders of HFS will receive merger consideration valued at approximately $19.35 in exchange for each share of HFS common stock owned by them, subject to the potential adjustment described in the next paragraph. The merger consideration is payable in cash or MainSource stock, or a combination of cash and stock, at the election of the holder, subject to certain limits and allocations. The exchange ratio used to determine the number of MainSource shares to be issued to HFS shareholders will be adjusted to ensure that the $19.35 of value is maintained if the average closing price of MainSource common stock (as determined in the merger agreement) falls between $17.00 and $21.00 at the time of closing. If the average closing price of MainSource common stock is less than $17.00 per share, the exchange ratio will be fixed at 1.1382 and the value of the MainSource stock received in the merger will be less than $19.35 per share. If the average closing price of MainSource stock is greater than $21.00 per share, the exchange ratio will be fixed at ..9214 and the value of the MainSource stock received in the merger would be greater than $19.35 per share. The transaction value is estimated at $36.1 million, subject to the potential adjustments described below.


     The amount of cash or stock payable to HFS' shareholders may be adjusted at the time of closing based on the value of HFS' consolidated shareholders' equity as of the end of the month prior to closing, after certain adjustments prescribed by the agreement have been made. However, 52% of the HFS shares must be converted into shares of MainSource common stock, and there may be allocations of cash or stock made to shareholders (on the basis of the number of shares held by a shareholder) to ensure that this requirement is satisfied.

     The transaction,  which is expected to close in the second quarter of 2006,
is  subject  to  various   regulatory   approvals   and  the  approval  of  HFS'
shareholders.

     The transaction is expected to be accretive to MainSource's earnings per share during the first full year following the transaction. The transaction will allow MainSource to establish a presence in Lake and Porter Counties in Northwest Indiana. MainSource plans to continue to operate all of HFS' current offices under the "MainSource" name.

     James L. Saner, Sr., President and Chief Executive Officer of MainSource stated, "The acquisition of HFS Bank is a great fit in the MainSource family. Jim Greiner and his employees have been providing community banking in their areas for years and have been serving their customers well. Our partnership will allow HFS to become an even better bank because in the future we will focus on commercial business as well as continue offering a full array of retail products to the communities they serve."

     Under the Agreement, James H. Greiner will remain as President of the newly-named entity, and will maintain his office in the current Hobart, Indiana office location.

     James H. Greiner, President of HFS, stated, "We are excited about the partnership we are entering into with MainSource, which will allow us to focus on expanding our business banking services, as well as the retail products we offer to our Northwest Indiana customers. We believe that the MainSource community banking philosophy is similar to our current approach and that it will serve our customers and employees well. We will continue to be involved in the community as we have for the past 71 years."

     MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is a community-focused, financial services holding company with assets of approximately $1.6 billion. Through its two banking subsidiaries, MainSource Bank, Greensburg, Indiana and MainSource Bank of Illinois, Kankakee, Illinois, it operates 54 offices in 23 Indiana counties and six offices in three Illinois counties. Through its non-banking subsidiaries, MainSource Insurance LLC, MainSource Title LLC and MainSource Mortgage LLC, it provides various related financial services through its banking affiliates.

     HFS Bank maintains a total of six offices in Hobart, Portage, Griffith and Crown Point, Indiana and has been serving Northwest Indiana since 1934. HFS has $235.8 million in total assets and $20.8 million in total shareholders' equity as of September 30, 2005.

Forward-Looking Statements

     Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the MainSource's loan and investment portfolios; the timing of the closing of the transaction; the timing and success of integration efforts once the transaction is complete; MainSource's expectations or ability to realize success with the acquisition of HFS, and the impact of this transaction, if successful, on MainSource's business.

     The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.

     The proposed merger will be submitted to HFS shareholders for approval. MainSource will be filing a Registration Statement on Form S-4 concerning the merger with the Securities and Exchange Commission ("SEC"), which will include the proxy statement/prospectus that will be mailed to HFS' shareholders. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC OR THE OTS, AS WELL AS ANY
AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by MainSource will be available free of charge from the Secretary of MainSource at 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240, telephone (812) 663-0157. Documents filed with the Office of Thrift Supervision by HFS will be available free of charge from the Secretary of HFS at 555 East Third Street, Hobart, Indiana, telephone (219) 942-1175. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports are also available free of charge from the respective companies by contacting the company secretary.

     MainSource and HFS and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON APRIL 29, 2005, WITH RESPECT TO MAINSOURCE AND THE DEFINITIVE PROXY STATEMENT FILED WITH THE OFFICE OF THRIFT SUPERVISION ON OR ABOUT JUNE 18, 2005, WITH RESPECT TO HFS. Additional information about the interests of the HFS participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it become available.

For more information contact:

                                    * * * * *

 MainSource Financial Group, 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240

                                       or

         HFS Bank, F.S.B., 555 East Third Street, Hobart, Indiana 46342